EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2001 relating to the financial statements and financial statement schedule of Northwest Natural Gas Company (the Company), which appears in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Portland, Oregon
September 25, 2001